CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 51 to Registration Statement No. 33-12608 on Form N-1A of our report dated September 28, 2006, relating to the financial statements and financial highlights of HighMark Funds, including Balanced Fund, Bond Fund, California Intermediate Tax-Free Bond Fund, California Tax-Free Money Market Fund, Capital Growth Allocation Fund, Core Equity Fund, Diversified Money Market Fund, Growth & Income Allocation Fund, Income Plus Allocation Fund, Large Cap Growth Fund, Large Cap Value Fund, National Intermediate Tax-Free Bond Fund, Short Term Bond Fund, Small Cap Growth Fund, Small Cap Value Fund, 100% U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Value Momentum Fund, Cognitive Value Fund, Enhanced Growth Fund, and International Opportunities Fund, appearing in the Annual Report on Form N-CSR of HighMark Funds for the year ended July 31, 2006, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
October 31, 2006